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                                      AYP Capital, Inc.
                                 CONSOLIDATED BALANCE SHEET
                                   As of December 31, 1998

            Assets
            Property, plant, and equipment:
               At original cost                               170,797,904
               Accumulated depreciation                       (11,321,961)
                                                              159,475,944

            Investments and other assets                        9,360,538

            Current assets:
               Cash and temporary cash investments              9,108,046
               Accounts receivable:
                  Electric service                             12,309,022
                  Other                                         2,397,551
                  Allowance for Uncollectible Accounts            (81,748)
                  Affiliates                                      357,452
               Materials and supplies--at average cost:
                  Operating and construction                    2,316,277
                  Fuel                                          2,560,368
               Other                                            3,221,829
                                                               32,188,796

            Deferred charges                                   12,392,456


                      Total Assets                            213,417,734

            Capitalization and Liabilities
            Capitalization:
               Common stock                                         1,000
               Other paid-in capital                           53,672,747
               Retained earnings                              (35,181,403)
                                                               18,492,344

               Long-term debt of subsidiaries                 160,000,000

                                                              178,492,344
            Current liabilities:

               Accounts payable                                15,009,363
               Accounts payable - Affiliates                    2,502,490
               Taxes accrued:
                  Federal and state income                      6,866,031
                  Other                                         3,097,902
               Interest accrued                                 1,675,467
               Other                                              822,730
                                                               29,973,982
            Deferred credits and other liabilities:
               Deferred income taxes                            4,150,289
               Other                                            2,287,649
                                                                6,437,938

             Total Capitalization and Liabilities             214,904,264

                                 Unaudited